[USA Logo]                                                        [Expedia Logo]





*SEE IMPORTANT NOTES AT END OF RELEASE


              USA INTERACTIVE AND EXPEDIA ANNOUNCE MERGER AGREEMENT

            USA TO ACQUIRE THE EXPEDIA SHARES IT DOES NOT ALREADY OWN
                         IN A $3.3 BILLION TRANSACTION

                      USA ANNOUNCES BOARD AUTHORIZATION OF
                              STOCK REPURCHASE PLAN



New York, NY and Bellevue, WA - March 19, 2003 -- USA Interactive (Nasdaq: USAI) and Expedia, Inc. (NASDAQ: EXPE) announced today that they have entered into an agreement by which USA, already the majority owner of Expedia, would acquire the Expedia shares it does not currently own in a stock-for-stock transaction that is generally tax-free to Expedia shareholders. The transaction is valued at $3.3 billion, based on the closing price of USA common stock on March 18, 2003. The transaction allows USA to further simplify its corporate structure. The Expedia Board of Directors approved the agreement following the unanimous recommendation and approval of an independent Special Committee of the Expedia Board.

Under the agreement, Expedia shareholders would receive 1.93875 shares of USA common stock for each share of Expedia stock that they own, which represents approximately a 30% premium, based on the closing price of USA stock and Expedia stock on March 18, 2003. In the transaction, USA would issue to Expedia public shareholders approximately 92.5 million basic shares and 124.9 million shares on a fully diluted, treasury method basis. In connection with the merger, Expedia warrants and options will be converted into warrants and options to acquire USA common stock. The transaction is expected to be slightly dilutive to USA's adjusted earnings per share ("EPS") for 2003, however, due to expected over-performance by Expedia and USA's other businesses, USA believes that it will meet its current 2003 budgeted adjusted EPS of $0.75 per share. In addition, USA expects Q1 2003 EBITA to very significantly exceed last year's Q1 EBITA and to beat its Q1 2003 EBITA budgeted amount, and expects to meet or exceed its Q1 2003 adjusted EPS budget. Please note that USA's projections are based on the expectation of a short conflict in Iraq without any other significant geopolitical disruptions during the year.

USA also announced that its Board of Directors has authorized the repurchase of up to 30 million shares of USA common stock. USA may purchase shares from time to time on the open market or through private transactions, depending on market conditions, share price and other factors.

Barry Diller, Chairman and CEO of USA Interactive, said, "The timing in relation to world events is an accident - as often happens with transactions, they take the time they take to reach conclusion - however, we were of course mindful of events beyond our own - and our decision to acquire the balance of Expedia under these circumstances does dramatically underscore our great belief in the robust growth and long term value of online travel. Travel may be affected by this or that event, for a day or a month or whatever, but if there is life then there is travel - we bet on the latter."

"We all have so much respect for Rich Barton, Erik Blachford and the superb group they have assembled that has executed so flawlessly building Expedia into a leadership position in online travel - we hope by this consolidation of ownership at USA that this great Expedia group will play an ever expanding role across all our 14 Divisions."


"The Special Committee carefully reviewed the transaction in consultation with our financial and legal advisors and we believe that the merger creates significant value for Expedia's minority shareholders, " said Jay Hoag, Chairman of the Special Committee of Expedia's Board of Directors. "Expedia shareholders have an opportunity to participate in the significant upside potential of USA, which is further enhanced by its full ownership of Expedia."


"This transaction gives us the opportunity to accelerate our work of building a great travel company," said Erik Blachford, incoming President and CEO of Expedia. "We are looking forward to working with USA and its other entities in a more integrated fashion, and believe there is substantial value to be created in the process."

USA currently owns approximately 54% of the outstanding Expedia stock and controls approximately 94.9% of the combined voting power of the outstanding
Expedia shares.   USA has agreed to vote all of its Expedia shares in favor of the merger at the Expedia stockholders meeting relating to the merger. USA shareholders holding a majority of the voting power of USA have acted by written consent to approve the transaction. An information statement will be mailed to USA shareholders and a proxy statement/prospectus will be mailed to Expedia shareholders. The transaction, which is subject to customary conditions, is expected to be completed in the summer of 2003. The transaction is not subject to any material adverse effect conditions (including the possible effects of war).

Based on results through February, Expedia is trending toward revenue of $194 million and adjusted earnings per share of at least $0.25 for the first quarter ending March 31. These trends compare with Expedia's operating budget, which calls for revenue of $186 million and adjusted EPS of $0.22. Neither the current estimates nor the operating budget incorporate any assumption relating to war or other significant disruption to the travel industry.

USA and Expedia will audiocast their conference call today, Wednesday, March 19, 2003, at 12:00 p.m. Eastern Time (ET). The live audiocast is open to the public at www.usainteractive.com/investor.relations.
   -----------------------------------------


ABOUT USA INTERACTIVE
---------------------
USA Interactive (Nasdaq: USAI) engages worldwide in the business of interactivity via the Internet, the television and the telephone. USA's multiple brands are organized across three areas: Electronic Retailing, Information & Services and Travel Services. Electronic Retailing is comprised of HSN, America's Store, HSN.com, and Home Shopping Europe and Euvia in Germany. Information & Services includes Ticketmaster, Match.com, uDate (transaction pending), Citysearch, Evite, Entertainment Publications (transaction pending) and Precision Response Corporation. Travel Services consists of Expedia (Nasdaq:
EXPE), Hotels.com (Nasdaq: ROOM), Interval International, TV Travel Group and USA's forthcoming U.S. cable travel network.

ABOUT EXPEDIA, INC.
-------------------
Expedia, Inc. (NASDAQ: EXPE) is the world's leading online travel service and the eighth largest travel agency in the U.S. Expedia's award-winning Expert Searching and Pricing (ESP) technology delivers the most comprehensive flight options available online. ESP also allows customers to dynamically build complete trips that combine flights, Expedia(R) Special Rate hotels and other lodging, ground transportation, and destination services and activities. Expedia's quality and leadership have been recognized in awards such as PC Magazine's "Editors' Choice" and Forbes' "Favorite General Travel Site." Expedia operates Classic Custom Vacations, a leading wholesaler of premiere vacation packages to destinations such as Hawaii, Mexico, Europe and the Caribbean; and Metropolitan Travel, a corporate travel agency. Travelscape, Inc., wholly owned by Expedia, also operates as WWTE(TM), a private-label online travel business that supplies travel inventory to third parties. Expedia is a majority-owned subsidiary of USA Interactive (NASDAQ: USAI).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements include statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. These forward- looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward- looking statements. These forward- looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on the proposed transaction between USA and Expedia and/or on our businesses, financial condition or results of operations. You should understand that the following important factors could affect our future results and could cause those results to differ materially from those expressed in the forward- looking statements:
(1) the risk that USA's and Expedia's businesses will not be integrated successfully; (2) costs related to the proposed transaction; (3) material adverse changes in economic conditions generally or in our markets or industries; (4) future regulatory and legislative actions and conditions affecting our operating areas; (5) competition from others; (6) successful integration of our divisions' management structures; (7) product demand and market acceptance; (8) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (9) the ability to expand into and successfully operate in foreign markets; (10) obtaining and retaining skilled workers and key executives; (11) acts of terrorism; and (12) war or political instability. In addition, investors should consider the other information contained in or incorporated by reference into USA's and Expedia's filings with the U.S. Securities and Exchange Commission (the "SEC"), including their Annual Reports on Form 10-K for the fiscal year ended 2001, especially in the Management's Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward- looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward- looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.


ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, USA Interactive and Expedia will file a proxy and information statement/prospectus with the Securities and Exchange Commission. Investors and security holders are urged to read carefully the proxy and information statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy and information statement/prospectus (when it is available) and other documents containing information about USA Interactive and Expedia, without charge, at the SEC's web site at http://www.sec.gov. Free copies of USA Interactive's filings may be obtained by directing a request to USA Interactive, 152 West 57th Street, New York, New York, 10019, Attention: Investor Relations, and free copies of Expedia's filings may be obtained by directing a request to Expedia, Inc. 13810 SE Eastgate Way, Suite 400, Bellevue, Washington 98005, Attention: Investor Relations.

PARTICIPANTS IN SOLICITATION

USA Interactive, Expedia and their respective directors, executive officers and other members of their management and employees may be soliciting proxies from the companies' stockholders in connection with the proposed merger. Information concerning USA Interactive's participants in the solicitation is set forth in USA Interactive's proxy statement for its annual meeting of stockholders, filed with the SEC on April 30, 2002. Information concerning Expedia's participants in the solicitation is set forth in Expedia's proxy statement for its annual meeting of stockholders, filed with the SEC on April, 30 2002.

                                      # # #

Contacts:
Ron Sato, USA Interactive Corporate Communications, 212/314-7254;
Roger Clark/Lauren Rosenfield, USA Interactive Investor Relations, 212/314-7400; Andrea Riggs, Expedia, Inc. Communications, 425/748-3837;
Marj Charlier, Expedia, Inc. Investor Relations, 425/564-7666